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                                                                    EXHIBIT 16.1



                                 April 26, 1999



Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

                      Re: International Microcomputer Software, Inc. File No.: 0-15949

Dear Sir/Madam:

               We have read Item 4(a) of the Form 8-K of International Microcomputer Software, Inc. dated April 26, 1999, and agree with the statements contained therein.

                                            Very truly yours,


                                            /s/  Deloitte & Touche LLP